SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 2, 2014

Date of Report

April 2, 2014

(Date of earliest event reported)

TransAct Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-139746	98-0515445
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 207 - 23705 IH 10 West San Antonio, TX, 78257

(Address of principal executive offices, including zip code)

210-888-0785

(Registrant’s telephone number, including area code)

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This current report and its exhibit may include forward-looking statements.  TransAct Energy Corp. based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances.  Forward-looking statements are subject to various risks and uncertainties that may be outside the control of TransAct Energy Corp. TransAct Energy Corp, has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise.  This current report should be read with TransAct Energy Corp. Annual Report on Form 10-K for the year ended December 31, 2013.

Item 7.01 Regulation FD Disclosure

TransAct Energy Corp. (the "Company") has appointed Action Stock Transfer Corporation (“Action”) as its transfer agent and shareholder support provider, effective April 2, 2014. All of the Company's documents and records held by Holladay Stock Transfer (“Holladay”) will be transferred to Action over the next few weeks. Holladay was unable to provide “DTC Fast Transfer” services to the Company going forward and in anticipation of the need for this service a unanimous decision was made by the Board of Directors to switch transfer agents. Action has provided Edgar filing services to the company for more than six years and is a DTC Fast Transfer Agent.

TRANSACT ENERGY CORP.

Date:  April 2, 2014

By: /s/ Roderick C Bartlett

Roderick C Bartlett

President and Chief Executive Officer